Exhibit 10.11

NON-STATUTORY STOCK OPTION AGREEMENT

TIME-VESTING OPTIONS

This Non-Statutory Stock Option Agreement (this “Option Agreement”) is entered into as of <<Date>> (the “Grant Date”), between AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), and <<Name>> (the “Option Holder”).

The Compensation Committee of the Board of Directors of the Company (the “Committee”) or its designee has determined that the Option Holder be granted an option subject to the terms and conditions hereof, including the Standard Terms and Conditions set forth in Attachment A. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms and Conditions.

1. Number and Price of Shares. The Company hereby grants to the Option Holder an option (the “Option”) to purchase <<Shares>> shares of the Company’s Common Stock (the “Option Shares”) at a price of $<<Price>> per share (the “Option Price”).

2. Time of Exercise. Subject to the provisions of Section 4 hereof, the right to purchase shares pursuant to the Option shall be exercisable in whole or in part, at any time and from time to time, during the term set forth in Section 4 below in accordance with the following schedule:

From                          through                         , for up to         % of the Option Shares;

[insert specifications regarding vesting schedule]

The foregoing notwithstanding, if an Acceleration Event shall occur prior to termination of the Option pursuant to Section 4 hereof, the Option Holder’s right to purchase 100% of the Option Shares shall become exercisable immediately.

3. Method of Exercise. The Option, or any part thereof, shall be exercised by written notice from the Option Holder to the Secretary of the Company specifying the number of Option Shares to be purchased (which must be a whole number of shares) and accompanied by payment in full of the Option Price for the shares being purchased. Such payment may be made in (i) cash; (ii) shares of Common Stock (that the Option Holder has owned for at least one year) having a Fair Market Value equal to such Option Price; (iii) a combination of cash and shares provided that such shares have been held by the Option Holder for at least one year prior to such exercise; or (iv) a “cashless exercise” procedure (in the sole discretion of the Committee) involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law. A minimum of one hundred (100) shares must be purchased each time the Option is exercised, unless the Option is being exercised with respect to all Option Shares available at such time for purchase

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hereunder. No shares shall be issued until full payment therefor has been received by the Company and the provisions of Section 8 hereof shall have been complied with, and the Option Holder shall have no rights as a stockholder of the Company in respect of such shares until the date of the issuance by the Company of a stock certificate representing such shares, or issuance of the shares in uncertificated form by book entry on the records of the Company’s Common Stock registrar and transfer agent.

4.	Term of the Option.

(a) The Option shall be exercisable, in accordance with the provisions of Sections 2 and 3 hereof, through the tenth anniversary of the Grant Date, unless terminated earlier as provided herein.

(b) Except as may be provided pursuant to paragraph (e) of this Section 4, if the Option Holder’s employment is terminated by reason of the Option Holder’s Disability or Retirement, or if the Option Holder shall die while employed by the Company or a Subsidiary Corporation, the Option may, to the extent otherwise exercisable pursuant to Section 2 above on the date of such termination or death, be exercised by the Option Holder or the Option Holder’s estate or the person who acquired the right to exercise the Option by bequest or inheritance or otherwise by reason of the death or Disability of the Option Holder, at any time within three years after the date of death or termination of employment by reason of Disability or Retirement, but in any event not beyond the date on which the Option would otherwise expire pursuant to paragraph (a) of this Section 4. Except as set forth in paragraph (e) of this Section 4, the Option shall, to the extent not theretofore exercised or terminated, terminate upon the expiration of such three-year (or shorter) period.

(c) Notwithstanding paragraph (d) of this Section 4, in the event that the Company terminates the Option Holder’s employment with the Company without “Cause” or the Option Holder terminates his or her employment with the Company for “Good Reason” as such terms are defined in the agreement entered into by the Option Holder and the Company on [            ], the grant of Options will continue to vest and be exercisable in accordance with the schedule set forth in Section 2 hereof, and the Option Holder will continue to be able to exercise the Option to purchase the Option Shares until the 90th day after the final vesting date (but in no event after the expiration of the term of such Option), at which time the Option will expire.

(d) Except as otherwise provided in this Section 4, the Option may not be exercised unless the Option Holder is then in the employ or service of the Company or one of its divisions or Subsidiary Corporations, and unless the Option Holder has remained continuously so employed or in service since the Grant Date. In the event the Option Holder’s employment or service is terminated or ceases for reasons other than those set forth in paragraph (c) of this Section 4, the Option shall, to the extent not theretofore exercised or canceled, terminate immediately upon such separation of employment or cessation of service, as applicable.

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(e) The period for exercise of the Option may be extended by, and in the sole discretion of, the Committee in accordance with the Standard Terms and Conditions, but in any event not longer than the term set forth in paragraph (a) of this Section 4.

5. Non-Transferability. The Option and the Option Holder’s rights hereunder shall not be transferable other than by will or the law of descent and distribution, and during the lifetime of the Option Holder the Option may be exercised only by the Option Holder or by the Option Holder’s guardian or legal representative.

6. No Guarantee of Employment. Nothing set forth herein or in the Standard Terms and Conditions shall (i) confer upon the Option Holder any right of continued employment or service for any period by the Company or any of its divisions or Subsidiary Corporations, (ii) entitle the Option Holder to remuneration or benefits not set forth in the Standard Terms and Conditions, or (iii) interfere with or limit in any way the right of the Company or any such division or Subsidiary Corporation to terminate such Option Holder’s employment.

7. Non-Statutory Stock Option. No portion of the Option constitutes an Incentive Stock Option. The Option granted hereunder constitutes a Non-Statutory Stock Option.

8. Taxes upon Exercise of Options. The Option Holder agrees that:

(a) no later than the date of any exercise of the Option, the Option Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes required by law to be withheld upon or in connection with such exercise; and

(b) the Company shall, to the extent permitted or required by law, have the right to deduct all federal, state and local taxes of any kind required by law to be withheld upon any exercise of the Option or from any payment of any kind otherwise due to the Option Holder with respect to the Option.

9. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

10. Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

11. Notices. Any notice required or permitted under this Option Agreement shall be in writing and deemed given when (i) delivered personally, (ii) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (iii) delivered by overnight courier service. Such notices shall be sent to the Option Holder at the last address specified in the Company’s records (or such other address as the Option Holder may designate in writing to the Company), or to the Company at the following address (or such other address as the Company may designate in writing to the Option Holder):

AnnTaylor Stores Corporation
7 Times Square, 15th Floor
New York, NY 10036
Attn: Corporate Secretary

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12. Counterparts. This Option Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

ANNTAYLOR STORES CORPORATION	OPTION HOLDER:

By:
Name:	<<Name>>
Title:

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ATTACHMENT A

STANDARD TERMS AND CONDITIONS TO NON-STATUTORY

STOCK OPTION AGREEMENT

1.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Non-Statutory Option Agreement (the “Option Agreement”) to which these Standard Terms and Conditions are attached. As used herein, the following words and phrases shall have the meanings indicated:

(a)	“CODE” shall mean the Internal Revenue Code of 1986, as amended.

(b)	“COMMON STOCK” shall mean shares of the Corporation’s Common Stock, par value $.0068 per share.

(c)	“CORPORATION” shall mean Ann Taylor Stores Corporation.

(d)	“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(e)	“EXECUTIVE OFFICER” shall mean an officer of the Corporation who is an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act.

(f)	“FAIR MARKET VALUE” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock as reported on the New York Stock Exchange (or if the shares of Common Stock are not then traded on such exchange, on the principal national securities exchange on which they are then traded) for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange but are traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee (as defined in Section 2 hereof) in its discretion may determine.

(g)	“GRANT” shall mean the award of the Option pursuant to Option Agreement.

(h)	“GRANTEE” shall mean a person to whom an Option has been granted.

(i)	“INCENTIVE STOCK OPTION” shall mean an Option that is intended to be an “incentive stock option” within the meaning of Section 422 of the Code.

(j)	“NON-STATUTORY STOCK OPTION” shall mean an Option that is not intended to be an Incentive Stock Option.

(k)	“OPTION” shall mean the right, granted to a Grantee to purchase a specified number of shares of Common Stock, on the terms and subject to the restrictions set forth in the Option Agreement, these Standard Terms and Conditions and by the Committee upon the grant of the Option to the Grantee.

(l)	“SUBSIDIARY CORPORATION” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.	Administration.

These Standard Terms and Conditions shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Committee shall consist solely of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Exchange Act, and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of these Standard Terms and Conditions, to administer these Standard Terms and Conditions and to exercise all the powers and authorities either specifically granted to it under these Standard Terms and Conditions or necessary or advisable in the administration of these Standard Terms and Conditions.

The determinations of the Committee shall be binding and conclusive on the parties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under these Standard Terms and Conditions.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to these Standard Terms and Conditions or the Grant made hereunder.

3.	Stock.

The shares of Common Stock subject to the Option hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Corporation.

4.	Terms and Conditions of Options.

The Option Agreement, pursuant to which the Option is granted, shall comply with and be subject to the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of these Standard Terms and Conditions as the Committee, in its discretion, shall establish):

(a)	NUMBER OF SHARES. The Option Agreement shall state the number of shares of Common Stock to which the Option relates. The number of shares subject to any Option shall be subject to adjustment as provided in Section 4(f) hereof.

(b)	TYPE OF OPTION. The Option Agreement shall specifically state whether the Option is intended to be an Incentive Stock Option.

(c)	OPTION PRICE. The Option Agreement shall state the Option Price, which shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock of the Corporation on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 4(f) hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution expressly provides for a specific later date.

(d)	MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, (i) in cash, (ii) in shares of Common Stock having a Fair Market Value equal to such Option Price provided that such shares have been held by the Grantee for at least one year prior to such exercise, or (iii) in a combination of cash and shares provided that such shares have been held by the Grantee for at least one year prior to such exercise, or (iv) in the sole discretion of the Committee, through a cashless exercise procedure involving a broker; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law.

(e)	TERM AND EXERCISE OF OPTIONS. Except as provided in Section 4(f) hereof or unless otherwise determined by the Committee, the shares covered by the Option shall become exercisable over the period set forth in the Option Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of all or any portion of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, and provided further, however, that such exercise period shall not exceed 10 years from the date of grant of such Option. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Secretary of the Corporation; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(f)	EFFECT OF CERTAIN CHANGES. (1) In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall adjust, (i) the number and kind of shares of stock which may thereafter be issued in connection with Options hereunder, (ii) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price or purchase price relating to any award. Any fractional shares resulting from such adjustment shall be disregarded.

(2) If an Acceleration Event (as defined below) shall occur while unexercisable Options remain outstanding under the Standard Terms and Conditions, such Options not theretofor exercisable by their terms shall become exercisable in full. An “Acceleration Event” shall occur if:

(A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

(B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (A) or (C) of this Section 4(f)(2) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(C) there is consummated a merger or consolidation of the Corporation with any other entity other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(D) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

Following the Acceleration Event, the Committee may provide for the cancellation of all Options then outstanding. Upon such cancellation, the Corporation shall make, in exchange for each such Option, a payment either in (i) cash; (ii) shares of the successor entity; or (iii) some combination of cash or shares thereof, at the discretion of the Committee, and in each case in an amount per share subject to such Option equal to the difference between the per share exercise price of such Option and the Fair Market Value of a share of Common Stock on the date of the Acceleration Event.

(3) In the event of a change in the Common Stock of the Corporation as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of these Standard Terms and Conditions.

(4) The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(5) Except as hereinbefore expressly provided in this Section 4(f), the Option Holder shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The grant of an Option pursuant to the Option Agreement and these Standard Terms and Conditions shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(g)	RIGHTS AS A STOCKHOLDER. The Option Holder or a transferee of the Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 4(f) hereof.

5.	Withholding Taxes.

When the Grantee or other person becomes entitled to receive shares of Common Stock pursuant to the exercise of the Option, the Corporation shall have the right to require the Grantee or such other person to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Unless otherwise prohibited by the Committee or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Corporation to withhold from the shares of Common Stock or cash otherwise payable (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the minimum withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Corporation shares of Common Stock (provided that such shares shall have been held for at least one year) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

6.	Amendment and Termination of these Standard Terms and Conditions.

The Board may, at any time and from time to time, suspend, terminate, modify or amend these Standard Terms and Conditions. Except as provided in Section 4 hereof, no suspension, termination, modification or amendment of these Standard Terms and Conditions may adversely affect any Grant previously made, unless the written consent of the Grantee is obtained. Furthermore, except as provided in Section 4 hereof, no modification or amendment of these Standard Terms and Conditions shall be made that, without the approval of stockholders, would reduce the exercise price for the Option by repricing or replacing the Grant made pursuant to the Option Agreement.

The Committee shall not have the authority to cancel any outstanding Option and issue a new Option in its place with a lower exercise price; provided, however, that this sentence shall not prohibit an exchange offer whereby the Corporation provides the Grantee with an election to cancel an outstanding Option and receive a grant of a new Option at a future date if such exchange offer only occurs with stockholder approval.

7.	Miscellaneous.

a.	EFFECT OF HEADINGS. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

b.	COMPLIANCE WITH LEGAL REQUIREMENTS. These Standard Terms and Conditions and the other obligations of the Corporation under these Standard Terms and Conditions and any agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under the Grant as the Corporation may consider appropriate, and may require the Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

c.	NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in these Standard Terms and Conditions or in any agreement entered into pursuant hereto shall confer upon the Grantee the right to continue in the employ or service of the Corporation or any of its divisions or Subsidiary Corporations, to be entitled to any remuneration or benefits not set forth in these Standard Terms and Conditions or such agreement or to interfere with or limit in any way the right of the Corporation or such division or Subsidiary Corporation to terminate such Grantee’s employment.

d.	GRANTEE RIGHTS. Except as provided specifically herein, the Grantee or a transferee of the Grant shall have no rights as a stockholder with respect to any shares covered by the Grant until the date of the issuance of a stock certificate for such shares.

e.	BENEFICIARY. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

8.	Governing Law.

These Standard Terms and Conditions shall be construed and administered in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.